UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2008
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 20, 2008, EMCORE Corporation (the “Company”) completed its previously announced acquisition of the enterprise and storage assets of Intel Corporation’s (“Seller”) Optical Platform Division as well as the Intel® Connects Cables business.  The assets include intellectual property, inventory, fixed assets and technology relating to optical transceivers for enterprise and storage customers, as well as optical cable interconnects for high-performance computing clusters.

As consideration for the purchase of the assets of Seller by the Company in accordance with the Agreement, the Company issued 3.7 million restricted shares of the Company’s common stock to Seller.  In addition, the Company may be required to make an additional payment to Seller based on the Company’s stock price twelve months after the closing of the transaction.  In the event that the Company is required to make an additional payment, it has the option to make that payment in cash, its common stock or both (not to exceed the equivalent of 1.3 million shares).

The parties have entered into a transition services agreement under which Seller will provide selected services to the Company for a limited period after closing.  The parties have also entered into an intellectual property agreement under which Seller will license, subject to certain conditions, certain related intellectual property to the Company in connection with the Company’s use and development of the assets being transferred to it.

The Company issued a press release in connection with the completion of the acquisition.  The press release is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The financial statements required to be filed in connection with the acquisition described in Item 2.01 above are not included herein.  The Company will file the required financial statements in an amendment to this Current Report on Form 8-K by the date such financial statements are required to be filed pursuant to the requirements of Item 9.01 of Form 8-K.

(b)  Pro forma financial information.

The pro forma financial information required to be filed in connection with the acquisition described in Item 2.01 above are not included herein.  The Company will file the required financial statements in an amendment to this Current Report on Form 8-K by the date such information is required to be filed pursuant to the requirements of Item 9.01 of Form 8-K.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 21, 2008, issued by EMCORE Corporation

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: April 24, 2008	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer